Exhibit 99.1

Boston Private Financial Holdings Reports Fourth Quarter Results

•

Fourth quarter 2008 GAAP net loss was $24.9 million, or ($0.47) per diluted share, impacted primarily by non-cash impairment charges and increased provisions for loan losses. Non-GAAP cash earnings per share (as defined below) were $0.04 in the fourth quarter.

•

Reduced risk exposure concentrated in Southern California by nearly 90% through sale or resolution of non-strategic loans from an original value of approximately $278 million (at March 31, 2008) to a now-current carrying value of $30 million.

•

Provided a $22.8 million (pre-tax) loan loss provision during the fourth quarter, boosting the allowance for loan losses to $89.3 million and building a solid reserve to non-accrual loan ratio of 134% (excluding loans held for sale which have been marked to fair value).

•

Bolstered capital through a private/public offering in July 2008 and participated in the U.S. Treasury’s Troubled Asset Relief Program – Capital Purchase Program (“TARP-CPP”) in November. Improved tangible common equity capital (“TCE”) to tangible assets (“TA”) ratio by 182 basis points during the year to 5.03%. Further, estimated Tier 1 Risk-Based Capital (“RBC”) and Total RBC ratios were increased to 14.9% and 16.2% respectively over the year, ahead of industry median levels and well in excess of regulatory capital minimums.

•

Franchise growth during the year included $1 billion in net AUM inflows from fee-based businesses and an increase in private banking deposits by 12% year-over-year. Overall, AUM declined $9.3 billion for the year, primarily due to market depreciation.

Boston, MA – January 28, 2009 – Boston Private Financial Holdings, Inc. (NASDAQ: BPFH) today reported a fourth quarter 2008 GAAP net loss of $24.9 million, or ($0.47) per diluted share, an improvement compared to a GAAP net loss of $31.2 million, or ($0.84) per diluted share reported in the fourth quarter 2007.

The $24.9 million GAAP net loss for the fourth quarter of 2008 included $25.0 million of non-cash, after-tax charges associated with goodwill and intangible impairments, $14.4 million of after-tax provisions for loan losses primarily due to declining credit quality in the Pacific Northwest and Florida, and a $2.6 million (after-tax) net loss on the disposition of non-strategic loans held for sale.

For the year, the Company reported a GAAP net loss of $388.8 million, or ($8.87) per diluted share, compared to GAAP earnings of $4.2 million, or $0.17 per diluted share, for the year in 2007. Included in the 2008 loss is $258.1 million in non-cash, after-tax charges associated with goodwill and intangible impairments, $133.2 million in after-tax provisions for loan losses, and a $66.0 million non-cash expense for re-equitizing affiliate partner Westfield Capital Management.

“While 2008 was a very disappointing year for the Company, we saw some positive results and have made solid headway in our efforts to strengthen and improve our core business,” said Timothy L. Vaill, Chairman and CEO. “We are seeing continued strong credit performance in New England and Northern California, which represent 66% of our loan portfolio. Our decision to raise capital and sell the non-strategic assets in Southern California places us in a stronger position to face the continuing market challenges. The addition of TARP-CPP capital will enable us to continue to increase lending to our core small business and affluent clients, and contributed to our ability to originate new loans in the fourth quarter, while adhering to strict underwriting standards. With many of these 2008 steps behind us, we remain confident that the true earnings power of our franchise will become clearer in 2009.”

Southern California Loan Portfolio Resolution

In the third quarter, the Company announced that it would sell a non-strategic loan portfolio consisting primarily of land and construction loans in the Inland Empire of Southern California. As of December 31, 2008, the Company has reduced its exposure from 72 loans with an original carrying value of approximately $278 million to 20 loans with a carrying value of approximately $34 million. During the quarter, the Company sold 52 loans for a net gain of $7.7 million which was offset by a further charge of $9.5 million to reflect updated fair value estimates, for a net loss of $1.8 million. The Company is in the process of working out the remaining loans in the portfolio and, subsequent to year end, has closed three additional loans, bringing the current carrying value to $30 million as of the date of this release.

Vaill commented, “We significantly reduced our risk exposure in Southern California through the loan sale and credit resolution efforts, nearly completing the disposition of the non-strategic loan portfolio. We have also effectively refocused that affiliate on its core private banking mission with a new management team and enhanced risk management practices in place. We are very pleased with progress so far and remain committed to growing this business over the long term.”

Strengthening the Balance Sheet

“Throughout the year we took important measures to build up our capital to protect against further market declines,” noted Vaill. “In the middle of the year, we executed a $173 million combination private/public fund raising transaction in partnership with the Carlyle Group. During the fourth quarter of 2008, we secured $154 million in TARP-CPP funding which will allow us to expand our lending programs through our private banks. We increased our loan loss provisions, greatly boosting our allowance for loan losses. Finally, we have absorbed our losses and maintained liquidity and capital ratios well in excess of industry benchmarks. We have the capital available to further increase our reserves should we deem such action necessary.”

Key Financials

“Our GAAP loss for the quarter was primarily driven by non-cash charges resulting from continued market declines and recessionary pressures,” said David J. Kaye, Chief Financial Officer. “None of these non-cash charges will directly impact our regulatory capital strength or liquidity. To address the difficult economic environment, we have raised capital and have taken affirmative steps to sell or negotiate the non-strategic loans in Southern California, both of which have greatly reduced our risk exposure, while we have carefully managed our costs and reduced fixed expenses. We have also prudently managed our credit and liquidity positions, significantly improved our tangible common equity to tangible assets ratio, and raised our Tier 1 RBC ratio to 14.9%, ahead of the industry median and more than double the regulatory requirements to be considered well capitalized.”

•

Net Interest Income for the fourth quarter was flat at $49.9 million, compared to $50.2 million for the same period in 2007. On a linked quarter basis, Net Interest Income was down by $0.7 million, or 1%.

•

Expenses for the fourth quarter, excluding impairments, were reduced 10% to $72.8 million compared to $80.7 million for the same period in 2007. On a linked quarter basis, expenses declined by $9.3 million, or 11%.

•

Total Balance Sheet Assets for the fourth quarter increased 7% to $7.3 billion, compared to $6.8 billion at year end 2007. On a linked quarter basis, Balance Sheet Assets were up $244.5 million, or 3%, including a 2% increase in loans.

•	There were no Other Than Temporary Impairment (OTTI) charges in the securities portfolio of $856.4 million and the Company had an unrealized gain of $8.6 million at the end of the fourth quarter.

Private Banking

Chief Executive Officer of the Private Banking Business James D. Dawson said, “We are pleased with the progress we’ve made in selling or otherwise working out our non-strategic loans in Southern California in the face of continuing declines in the overall economic environment. We have been working proactively and aggressively to identify and resolve problem loan issues across the enterprise. We recognize that the entire industry continues to face a very difficult credit environment, and we are positioning ourselves to address this environment as it unfolds.”

•	Total deposits increased 6% during the quarter to $4.9 billion and were up 12% on a year-over-year basis.

•	Excluding Loans Held for Sale, total loans increased 2% during the quarter to $5.5 billion and were up 4% on a year-over-year basis.

•

Net charge-offs for the fourth quarter of 2008 were $4.1 million, which represented less than 1 basis point of total loans compared to $164.5 million of net charge-offs during the third quarter of 2008 primarily related to the transfer of non-strategic loans to Loans Held for Sale.

•

Loan loss provision expense of $22.8 million exceeded charge-offs, boosting the allowance for loan losses to $89.3 million, or 1.63% as a percentage of total loans in the fourth quarter, as compared to 1.31% in the third quarter. This represents reserve coverage of 134% of the $66.7 million of non-accrual loans as of December 31, 2008, excluding the non-strategic Loans Held for Sale, which have been marked to fair value.

•

Classified loans (loans classified as either sub-standard, doubtful or loss) (including Loans Held for Sale) for the fourth quarter were $148.0 million, down 16% from $175.8 million in the third quarter of 2008. The improvement in classified loans was driven by the loan sale in Southern California and was partially offset by increased classified loans in the Pacific Northwest. The non-strategic Loans Held for Sale represent 18% of these classified loans as of December 31, 2008.

•

NPAs at the Company decreased by 11% on a linked quarter basis, driven primarily by the loan sale in Southern California. Difficult economic conditions continue to pressure NPAs in California and the Pacific Northwest.

Wealth Advisory and Investment Management

Chief Executive Officer of the Wealth Advisory and Investment Management Business Jay Cromarty commented, “In an incredibly challenging market, our wealth advisors and investment managers are continuing to provide great value to our clients, illustrated by the high client retention rates we achieved this year as we served our customers well, acting as a steady and measured voice in the midst of volatile market conditions.”

Cromarty also added, “Despite the year’s extraordinary headwinds, the Investment Management business held its own, with 85% of this segment’s investment strategies in the top quartile of performance for the three-year period. As a result, while fees and assets under management were down as a result of market deterioration, our managers continued to attract new clients, achieving a second year of positive net flows of $1.0 billion. Although we incurred modest outflows in the fourth quarter in our investment management segment, our wealth advisory segment sustained net inflows, reflecting strong customer trust especially when viewed relative to the industry.”

•

AUM outflows (includes private banking trust assets) for the fourth quarter were ($277) million, down from positive flows of $547 million for the same period last year and $713 million in the third quarter of 2008.

•

Total Assets Under Management/Advisory decreased 18% or $6.2 billion to $28.5 billion in the fourth quarter from consolidated and unconsolidated affiliates (including the private banking wealth management business) on a linked quarter basis due primarily to market depreciation.

•

Investment Management and Trust fees for the fourth quarter were down 27% to $33.0 million, compared to $45.0 million for the same period in 2007. On a linked quarter basis, Investment Management and Trust fees were down $6.1 million, or 16%.

•

Wealth Advisory fees for the fourth quarter were up 7% to $11.9 million, compared to $11.1 million for the same period in 2007. On a linked quarter basis, Wealth Advisory fees were down $0.6 million, or 5%.

Summary and Outlook

“This has been a challenging and difficult period for the financial services industry,” Mr. Vaill concluded. “Through it all, our diversification across our private banking and fee-based businesses has been a critical asset which has helped us weather the storm. Going forward, we remain committed to our core business strategy of serving high-net-worth customers by building long-term personal relationships. We recognize they need our services now more than ever and believe our specialized service model can make significant inroads in these difficult times. We have built a strong capital position, implemented continuing cost containment efforts, enhanced our credit processes, and are aggressively managing our credit risk. With all of these elements in place, we entered 2009 well-positioned for an extended downturn, if it should occur, and will continue to look for ways to expand our franchise as market conditions permit.”

Dividend Payments

Concurrent with the release of the fourth quarter 2008 earnings, the Board of Directors of the Company declared a cash dividend to shareholders of $0.01 per share. The record date for this dividend is February 2, 2009 and the payment date is February 16, 2009.

Cash Earnings

The Company calculates its cash earnings/(loss) by adjusting net income/(loss) to exclude the amortization of the purchased intangibles (net of tax), the tax benefit on the portion of the purchase price allocated to goodwill, which is deductible over a 15 year life, impairment, certain non-cash share based compensation plans (net of tax), and warrant expense. The tax savings are deferred under GAAP accounting but are included in cash earnings since the tax savings (lower tax payment) will be retained unless the acquired company is sold. The computation of cash earnings per share includes the effect of dividends paid or accrued on Preferred Securities but excludes the accretion of the beneficial conversion feature and the accretion of the Preferred Series C Discount. The Company uses certain non-GAAP financial measures, such as Cash Earnings/(Loss), to provide information for investors to effectively analyze financial trends of ongoing business activities. (A detailed reconciliation table is attached.)

Conference Call

Management will hold a conference call at 9:00 a.m. Eastern Time on Thursday, January 29, 2009, to discuss its financial results in more detail. To access the call:

Dial In #: (800) 798-2801

International Dial In #: (617) 614-6205

Passcode: 38974414

Replay Information:

Available from 1/29/2009 to 2/5/2009

Dial In #: (888) 286-8010

International Dial In #: (617) 801-6888

Passcode: 78584931

The call will be simultaneously webcast and may be accessed on the Internet by linking through www.bostonprivate.com.

Boston Private Financial Holdings, Inc.

BPFH is a national financial service organization comprised of independently operated affiliates located in key regions of the U.S. that offer private banking, wealth advisory and investment management services to the high net worth marketplace, selected businesses and institutions. The Company enters demographically attractive markets through a very selective acquisition process and then expands by way of organic growth. It employs a distinct business strategy, empowering its affiliates to run independently such that they can best serve their clients at the local level, while at the same time providing strategic oversight and access to resources, both financial and intellectual, to support management, compliance, legal, marketing, and operations. (NASDAQ: BPFH).

For more information about BPFH, visit the Company’s web site at www.bostonprivate.com.

Note to Editors: Boston Private Financial Holdings, Inc. (NASDAQ: BPFH) is not to be confused with Boston Private Bank & Trust Company. Boston Private Bank & Trust Company is an independently operated and wholly-owned subsidiary of BPFH. The information reported in this press release is related to the performance and results of BPFH and do not reflect or impact the results of Boston Private Bank & Trust Company.

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CONTACT:

Catharine Sheehan

Senior Vice President, Corporate Communications

Boston Private Financial Holdings, Inc.

(617) 912-3767

csheehan@bostonprivate.com

John Hartz

Sloane & Company

212-446-1872

jhartz@sloanepr.com

Statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. These statements include, among others, statements regarding our strategy, evaluations of future interest rate trends and liquidity, prospects for growth in assets, and prospects for overall results over the long term. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company’s control. Forward-looking statements are based on the current assumptions and beliefs of management and are only expectations of future results. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, adverse conditions in the capital and debt markets and the impact of such conditions on the Company’s private banking and asset investment advisory activities, changes in interest rates, competitive pressures from other financial institutions, a deterioration in general economic conditions on a national basis or in the local markets in which the Company operates, including changes which adversely affect borrowers’ ability to service and repay our loans, changes in loan defaults and charge-off rates, adequacy of loan loss reserves, reduction in deposit levels necessitating increased borrowing to fund loans and investments, the passing of adverse government regulation, the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired, and risks related to the identification and implementation of acquisitions, as well as the other risks and uncertainties detailed in the Company’s Annual Report on Form 10-K, as updated by our quarterly reports on Form 10Q; and other filings submitted to the Securities and Exchange Commission. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Boston Private Financial Holdings, Inc. Selected Financial Data (In Thousands, except per share data) (Unaudited)

	December 31, 2008	December 31, 2007
FINANCIAL DATA:

Total Balance Sheet Assets	$7,266,338	$6,818,131
Stockholders’ Equity	688,976	662,461
Investment Securities	915,398	719,934
Goodwill	108,765	349,889
Intangible Assets, Net	69,778	108,349

Commercial Loans	2,488,528	2,318,430
Construction and Land Loans	687,811	863,651
Residential Mortgage Loans	1,902,482	1,765,217
Home Equity and Other Consumer Loans	399,835	312,602

Total Loans	5,478,656	5,259,900

Loans Held for Sale	36,846	6,782

Deposits	4,920,605	4,375,101
Borrowings	1,520,463	1,632,944

Book Value Per Common Share	$10.79	$17.68
Market Price Per Share	$6.84	$27.08

ASSETS UNDER MANAGEMENT AND ADVISORY:

Private Banking	$4,066,000	$4,738,000
Investment Managers	15,619,000	23,058,000
Wealth Advisory	8,244,000	9,055,000
Less: Inter-company Relationship	(268,000)	(286,000)

Consolidated Affiliate Assets Under Management and Advisory	$27,661,000	$36,565,000

Unconsolidated	815,000	1,188,000

Total Unconsolidated Assets Under Management and Advisory	$28,476,000	$37,753,000

FINANCIAL RATIOS:

Stockholders’ Equity/Total Assets	9.48%	9.72%
Tangible Equity/Tangible Assets	7.20%	3.21%
Tangible Common Equity/Tangible Assets (1)	5.03%	3.21%
Allowance for Credit Losses/Total Loans	1.70%	1.46%

Boston Private Financial Holdings, Inc. Selected Financial Data (In Thousands, except per share data) (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007
OPERATING RESULTS:

Net Interest Income—on a Fully Taxable Equivalent Basis (FTE)	$51,722	$51,987	$209,333	$194,937
FTE Adjustment	1,799	1,837	7,326	7,016

Net Interest Income	49,923	50,150	202,007	187,921

Investment Management and Trust Fees:
Private Banking	7,070	7,660	30,965	28,868
Investment Managers	25,961	37,338	123,827	136,235

Total Investment Management Fees	33,031	44,998	154,792	165,103

Total Wealth Advisory Fees	11,877	11,116	49,456	36,232
Other Fees	(3,661)	3,041	4,206	12,653

Total Fees	41,247	59,155	208,454	213,988

Investment Gains (Losses)	946	(236)	2,272	(224)
(Loss)/Gain on Sale of Loans, Net	(4,154)	440	(3,737)	1,963
Gain on Retirement of Debt	2,607	—	22,513	—

Total Fees and Other Income	40,646	59,359	229,502	215,727

Total Revenue	90,569	109,509	431,509	403,648

Provision for Loan Losses	22,814	19,252	211,474	24,911

Salaries and Employee Benefits	43,707	51,640	202,517	195,224
Occupancy and Equipment	9,235	8,999	35,969	33,684
Professional Services	5,763	4,341	23,735	15,629
Marketing and Business Development	2,387	3,103	10,832	11,083
Contract Services and Processing	2,007	1,816	7,826	6,555
Amortization of Intangibles	2,338	3,699	12,443	14,484
(Credit)/Provision for Unfunded Loan Commitments	(1,457)	1,813	(1,967)	369
Other	8,787	5,242	27,178	18,366

Total Operating Expense	72,767	80,653	318,533	295,394

Operating (Loss)/Income	(5,012)	9,604	(98,498)	83,343
Westfield Profit Interest Granted	—	—	66,000	—
Warrant Expense	—	—	2,233	—
Impairment, Net (8)	25,049	37,150	258,124	47,204

(Loss)/Income Before Minority Interest and Taxes	(30,061)	(27,546)	(424,855)	36,139
Minority Interest	109	1,511	4,327	4,842

(Loss)/Income before Income Taxes	(30,170)	(29,057)	(429,182)	31,297
Income Tax (Benefit)/Expense	(5,251)	2,099	(40,430)	27,127

Net (Loss)/Income	$(24,919)	$(31,156)	$(388,752)	$4,170

Boston Private Financial Holdings, Inc. Selected Financial Data (In Thousands, except per share data) (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007
RECONCILIATION OF GAAP EARNINGS TO CASH EARNINGS:

Net (Loss)/Income as Reported	$(24,919)	$(31,156)	$(388,752)	$4,170

Cash Basis Earnings/(Loss) (2)
Book Amortization of Purchased Intangibles, Net	$1,236	$2,052	$6,787	$7,855
Cash Benefit of Tax Deductions from Purchased Intangibles & Goodwill	1,181	1,098	4,630	4,398
Stock options, ESPP, and Other Stock Compensation, Net	974	950	3,688	4,032
Warrant Expense	—	—	2,233	—
Westfield Profit Interest Granted	—	—	66,000	—
Dividends Paid and/or Accrued on Preferred Securities (3)(4)	(715)	—	(851)	—
Impairment, Net (8)	25,049	37,150	258,124	47,204

Total Cash Basis Adjustment	$27,725	$41,250	$340,611	$63,489

Cash Basis Earnings/(Loss)	$2,806	$10,094	$(48,141)	$67,659

	Three Months Ended		Twelve Months Ended
	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007
PER SHARE DATA:

Calculation of Net Income for EPS:

Net (Loss)/Income as Reported	$(24,919)	$(31,156)	$(388,752)	$4,170
Accretion of Beneficial Conversion Feature (3)	(3,909)	—	(32,053)	—
Accretion of Preferred Series C Discount (4)	(126)	—	(126)	—
Dividends Paid and/or Accrued on Preferred Securities (3)(4)	(715)	—	(851)	—

Net (Loss)/Income for Basic EPS	(29,669)	(31,156)	(421,782)	4,170

Interest on Convertible Trust Preferred
Securities, Net of Tax	—	—	—	3,000

Net (Loss)/Income for Diluted EPS	$(29,669)	$(31,156)	$(421,782)	$7,170

Interest on Convertible Trust Preferred Securities, Net of Tax for Cash EPS	$—	$750	$—	3,000

Calculation of Average Shares Outstanding:
Weighted Average Basic Shares	63,255	37,058	47,528	36,732
Dilutive Effect of (5):
Stock Options, Stock Grants, and Other	—	—	—	1,583
Convertible Trust Preferred Securities	—	—	—	3,184
Series A Convertible Preferred Shares	—	—	—	—
Series B Convertible Preferred Shares	—	—	—	—

Dilutive Potential Common Shares	—	—	—	4,767
Weighted Average Diluted Shares	63,255	37,058	47,528	41,499
Weighted Average Diluted Shares for cash EPS	63,701	41,960	47,528	41,499
(Loss)/Earnings per Share:
Basic	$(0.47)	$(0.84)	$(8.87)	$0.11
Diluted	$(0.47)	$(0.84)	$(8.87)	$0.17
RECONCILIATION OF GAAP EPS TO CASH EPS:
(on a Diluted Basis)

(Loss)/Income Per Share (GAAP Basis)	$(0.47)	$(0.84)	$(8.87)	$0.17
Cash Basis Adjustment	0.51	1.10	7.86	1.53

Cash Basis Earnings/(Loss) Per Diluted Share	$0.04	$0.26	$(1.01)	$1.70

	Three Months Ended		Twelve Months Ended
	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007
OPERATING RATIOS & STATISTICS:

Return on Average Equity	(14.36)%	(18.11)%	(57.52)%	0.62%
Return on Average Assets	(1.40)%	(1.83)%	(5.59)%	0.07%
Net Interest Margin	3.16%	3.39%	3.27%	3.52%
Total Fees and Other Income/Total Revenue	44.88%	54.20%	53.19%	53.44%
Loans Charged-off, Net	$4,058	$506	$193,174	$78

Boston Private Financial Holdings, Inc. Selected Financial Data (In Thousands, except per share data) (Unaudited)

	Three Months Ended December 31, 2008			Three Months Ended December 31, 2007
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
AVERAGE BALANCE SHEET:

AVERAGE ASSETS
Earnings Assets
Cash and Investments	$1,104,761	$9,231	3.34%	$896,755	$11,095	4.93%
Loans
Commercial and Construction	3,145,800	49,658	6.24%	3,109,737	63,246	7.45%
Residential Mortgage	1,877,389	27,834	5.93%	1,754,303	22,722	6.06%
Home Equity and Other Consumer	382,674	5,183	5.32%	305,759	5,330	7.32%

Total Earning Assets	6,510,624	91,906	5.61%	6,066,554	102,393	6.67%

Allowance for Loan Losses	(72,235)			(54,135)
Cash and due From Banks	88,221			67,231
Other Assets	615,762			739,260

TOTAL AVERAGE ASSETS	$7,142,372			$6,818,910

AVERAGE LIABILITIES AND STOCKHOLDERS’ EQUITY

Interest-Bearing Liabilities:
Deposits:
Savings and NOW	$490,335	$1,459	1.18%	$585,175	$3,068	2.08%
Money Market	1,436,735	8,082	2.24%	1,870,804	15,731	3.34%
Certificate of Deposit	1,850,590	16,110	3.46%	1,161,921	14,058	4.80%

Total Deposits	3,777,660	25,651	2.70%	3,617,900	32,857	3.60%
Junior Subordinated Debentures and Other Long-term Debt	313,202	3,953	5.05%	525,553	5,985	5.71%
FHLB Borrowings and Other	1,428,482	10,580	2.90%	1,043,429	11,564	4.34%

Total Interest-Bearing Liabilities	5,519,344	40,184	2.89%	5,186,882	50,406	3.84%

Non-interest Bearing Demand Deposits	846,152			794,829
Payables and Other Liabilities	82,656			148,944

Total Liabilities	6,448,152			6,130,655
Stockholders’ Equity	694,220			688,255

TOTAL AVERAGE LIABILITIES & STOCKHOLDERS’ EQUITY	$7,142,372			$6,818,910

Net Interest Income		$51,722			$51,987
Net Interest Margin		3.16%			3.39%

	Twelve Months Ended December 31, 2008			Twelve Months Ended December 31, 2007
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
AVERAGE BALANCE SHEET:

AVERAGE ASSETS
Earnings Assets
Cash and Investments	$963,152	$37,794	3.92%	$774,907	$38,320	4.94%
Loans
Commercial and Construction	3,193,245	210,884	6.55%	2,801,717	221,117	7.89%
Residential Mortgage	1,844,787	110,896	6.01%	1,670,145	95,296	5.71%
Home Equity and Other Consumer	351,394	20,483	5.75%	286,024	21,978	7.68%

Total Earning Assets	6,352,578	380,057	5.95%	5,532,793	376,711	6.81%

Allowance for Loan Losses	(82,518)			(50,333)
Cash and due From Banks	66,120			74,503
Other Assets	622,243			702,687

TOTAL AVERAGE ASSETS	$6,958,423			$6,259,650

AVERAGE LIABILITIES AND STOCKHOLDERS’ EQUITY

Interest-Bearing Liabilities:
Deposits:
Savings and NOW	$608,501	$9,606	1.58%	$564,758	$11,995	2.12%
Money Market	1,551,978	41,660	2.68%	1,864,603	62,722	3.36%
Certificate of Deposit	1,466,247	55,179	3.76%	1,011,244	48,428	4.79%

Total Deposits	3,626,726	106,445	2.94%	3,440,605	123,145	3.58%
Junior Subordinated Debentures and Other Long-term Debt	391,065	18,158	5.47%	365,845	18,361	5.02%
FHLB Borrowings and Other	1,367,488	46,121	3.35%	895,963	40,268	4.49%

Total Interest-Bearing Liabilities	5,385,279	170,724	3.16%	4,702,413	181,774	3.87%

Non-interest Bearing Demand Deposits	789,476			748,538
Payables and Other Liabilities	107,786			141,414

Total Liabilities	6,282,541			5,592,365
Stockholders’ Equity	675,882			667,285

TOTAL AVERAGE LIABILITIES & STOCKHOLDERS’ EQUITY	$6,958,423			$6,259,650

Net Interest Income		$209,333			$194,937
Net Interest Margin		3.27%			3.52%

Boston Private Financial Holdings, Inc. Selected Financial Data (In Thousands, except per share data) (Unaudited)

	December 31, 2008	December 31, 2007
PRIVATE BANKING LOAN DATA AND CREDIT QUALITY (6):
Commercial Loans:
New England	$986,381	$861,992
Northern California	821,307	698,353
South Florida	326,922	339,710
Pacific Northwest	134,426	153,686

Subtotal Commercial Loans	2,269,036	2,053,741
Southern California	220,636	265,651

Total Commercial Loans	$2,489,672	$2,319,392

Construction and Land Loans:
New England	$107,991	$123,242
Northern California	225,537	146,075
South Florida	260,792	268,731
Pacific Northwest	72,014	64,431

Subtotal Construction and Land Loans	666,334	602,479
Southern California	21,477	261,172

Total Construction and Land Loans	$687,811	$863,651

Residential Mortgage Loans:
New England	$1,087,843	$1,022,155
Northern California	211,976	152,417
South Florida	549,601	553,356
Pacific Northwest	23,858	24,526

Subtotal Residential Mortgage Loans	1,873,278	1,752,454
Southern California	29,204	12,763

Total Residential Mortgage Loans	$1,902,482	$1,765,217

Home Equity and Other Consumer Loans:
New England	$87,619	$55,802
Northern California	78,159	50,700
South Florida	209,466	191,820
Pacific Northwest	2,683	4,164

Subtotal Home Equity and Other Consumer Loans	377,927	302,486
Southern California	15,333	4,204

Subtotal Home Equity and Other Consumer Loans	$393,260	$306,690

Subtotal Private Banking Loans	$5,186,575	$4,711,160

Southern California	286,650	543,790

Total Private Banking Loans	$5,473,225	$5,254,950

Boston Private Financial Holdings, Inc. Selected Financial Data (In Thousands, except per share data) (Unaudited)

	December 31, 2008	December 31, 2007
Allowance for Credit Losses:
New England	$26,127	$24,131
Northern California	15,622	12,111
South Florida	25,895	12,406
Southern California	11,597	25,695
Pacific Northwest	14,139	2,704

Total Allowance for Credit Losses	$93,380	$77,047

Classified Loans (7):
New England	$3,210	$12,807
Northern California	10,875	—
South Florida	57,495	25,559
Southern California	14,274	80,499
Pacific Northwest	34,968	1,236

Subtotal Classified Loans	120,822	120,101
Loans Held for Sale (9)	27,219	—

Total Classified Loans	$148,041	$120,101

Non-performing Assets:
New England	$6,476	$7,390
Northern California	6,102	—
South Florida	31,803	18,508
Southern California	10,666	27,911
Pacific Northwest	19,248	—

Subtotal Non-performing Assets	74,295	53,809
Loans Held for Sale and OREO in Southern California (9)	34,336	—

Total Non-performing Assets	$108,631	$53,809

Loans 30-89 Days Past Due:
New England	$6,641	$9,412
Northern California	5,080	479
South Florida	5,072	3,944
Southern California	6,276	8,453
Pacific Northwest	658	75

Total Loans 30-89 Days Past Due	$23,727	$22,363

Loans Charged-off, Net for the Three Months Ended:
New England	$1,598	$4
Northern California	394	10
South Florida	9	480
Southern California	386	—
Pacific Northwest	1,671	12

Total Net Loans Charged-off, Net	$4,058	$506

Boston Private Financial Holdings, Inc. Selected Financial Data (In Thousands, except per share data) (Unaudited)

	December 31, 2008	September 30, 2008
FINANCIAL DATA:
Total Balance Sheet Assets	$7,266,338	$7,021,882
Stockholders’ Equity	688,976	547,273
Investment Securities	915,398	843,922
Goodwill	108,765	109,139
Intangible Assets, Net	69,778	99,032

Commercial Loans	2,488,528	2,469,896
Construction and Land Loans	687,811	662,228
Residential Mortgage Loans	1,902,482	1,869,669
Home Equity and Other Consumer Loans	399,835	378,216

Total Loans	5,478,656	5,380,009

Loans Held for Sale	36,846	99,352

Deposits	4,920,605	4,623,858
Borrowings	1,520,463	1,709,908

Book Value Per Common Share	$10.79	$9.55
Market Price Per Share	$6.84	$8.74

ASSETS UNDER MANAGEMENT AND ADVISORY:

Private Banking	$4,066,000	$4,451,000
Investment Managers	15,619,000	20,240,000
Wealth Advisory	8,244,000	9,291,000
Less: Inter-company Relationship	(268,000)	(303,000)

Consolidated Affiliate Assets Under Management and Advisory	$27,661,000	$33,679,000
Unconsolidated	815,000	1,000,000

Total Unconsolidated Assets Under Management and Advisory	$28,476,000	$34,679,000

FINANCIAL RATIOS:

Stockholders’ Equity/Total Assets	9.48%	7.79%
Tangible Equity/Tangible Assets	7.20%	4.98%
Tangible Common Equity/Tangible Assets (1)	5.03%	4.98%
Allowance for Credit Losses/Total Loans	1.70%	1.41%

Boston Private Financial Holdings, Inc. Selected Financial Data (In Thousands, except per share data) (Unaudited)

	Three Months Ended
	December 31, 2008	September 30, 2008
OPERATING RESULTS:
Net Interest Income - on a Fully Taxable Equivalent Basis (FTE)	$51,722	$52,420
FTE Adjustment	1,799	1,786

Net Interest Income	49,923	50,634

Investment Management and Trust Fees:
Private Banking	7,070	7,912
Investment Managers	25,961	31,203

Total Investment Management Fees	33,031	39,115
Total Wealth Advisory Fees	11,877	12,508
Other Fees	(3,661)	1,159

Total Fees	41,247	52,782

Investment Gains	946	531
Loss on Sale of Loans, Net	(4,154)	(297)
Gain on Retirement of Debt	2,607	—

Total Fees and Other Income	40,646	53,016

Total Revenue	90,569	103,650

Provision for Loan Losses	22,814	137,108

Salaries and Employee Benefits	43,707	52,097
Occupancy and Equipment	9,235	8,952
Professional Services	5,763	6,331
Marketing and Business Development	2,387	2,389
Contract Services and Processing	2,007	1,943
Amortization of Intangibles	2,338	3,335
(Credit)/Provision for Unfunded Loan Commitments	(1,457)	290
Other	8,787	6,712

Total Operating Expense	72,767	82,049

Operating (Loss)/ Income	(5,012)	(115,507)
Westfield Profit Interest Granted	—	—
Warrant Expense	—	2,233
Impairment, Net (8)	25,049	196,449

Loss Before Minority Interest and Taxes	(30,061)	(314,189)
Minority Interest	109	1,310

Loss Before Income Taxes	(30,170)	(315,499)
Income Tax Benefit	(5,251)	(42,138)

Net Loss	$(24,919)	$(273,361)

Boston Private Financial Holdings, Inc. Selected Financial Data (In Thousands, except per share data) (Unaudited)

	Three Months Ended
	December 31, 2008	September 30, 2008
RECONCILIATION OF GAAP EARNINGS TO CASH EARNINGS:
Net Loss as Reported	$(24,919)	$(273,361)

Cash Basis Earnings/(Loss) (2)
Book Amortization of Purchased Intangibles, Net	1,236	1,818
Cash Benefit of Tax Deductions from Purchased Intangibles & Goodwill	1,181	1,169
Stock options, ESPP, and Other Stock Compensation, Net	974	1,014
Warrant Expense	—	2,233
Westfield Profit Interest Granted	—	—
Dividends Paid and/or Accrued on Preferred Securities (3)(4)	(715)	(136)
Impairment, Net (8)	25,049	196,449

Total Cash Basis Adjustment	27,725	202,547

Cash Basis Earnings/(Loss)	$2,806	$(70,814)

	Three Months Ended
	December 31, 2008	September 30, 2008
PER SHARE DATA:

Calculation of Net Income for EPS:

Net Loss as Reported	$(24,919)	$(273,361)
Accretion of Beneficial Conversion Feature (3)	(3,909)	(28,143)
Accretion of Preferred Series C Discount (4)	(126)	—
Dividends Paid and/or Accrued on Preferred Securities (3)(4)	(715)	(136)

Net (Loss) for Basic EPS	(29,669)	(301,640)

Interest on Convertible Trust Preferred Securities, Net of Tax	—	—

Net Loss for Diluted EPS	$(29,669)	$(301,640)

Calculation of Average Shares Outstanding:
Weighted Average Basic Shares	63,255	50,979
Dilutive Effect of (5):
Stock Options, Stock Grants, and Other	—	—
Convertible Trust Preferred Securities	—	—
Series A Convertible Preferred Shares	—	—
Series B Convertible Preferred Shares	—	—

Dilutive Potential Common Shares	—	—
Weighted Average Diluted Shares	63,255	50,979
Weighted Average Diluted Shares for Cash EPS	63,701	50,979

Loss per Share:
Basic	$(0.47)	$(5.92)
Diluted	$(0.47)	$(5.92)

RECONCILIATION OF GAAP EPS TO CASH EPS: (on a Diluted Basis)

Loss Per Share (GAAP Basis)	$(0.47)	$(5.92)
Cash Basis Adjustment	0.51	4.53

Cash Basis Earnings/(Loss) Per Diluted Share	$0.04	$(1.39)

OPERATING RATIOS & STATISTICS:
Return on Average Equity	(14.36)%	(157.51)%
Return on Average Assets	(1.40)%	(15.11)%
Net Interest Margin	3.16%	3.22%
Total Fees and Other Income/Total Revenue	44.88%	51.15%
Loans Charged-off, Net	$4,058	$164,493

Boston Private Financial Holdings, Inc. Selected Financial Data (In Thousands, except per share data) (Unaudited)

	December 31, 2008	September 30, 2008
PRIVATE BANKING LOAN DATA AND CREDIT QUALITY (6):
Commercial Loans:
New England	$986,381	$946,263
Northern California	821,307	801,446
South Florida	326,922	331,212
Pacific Northwest	134,426	155,927

Subtotal Commercial Loans	2,269,036	2,234,848
Southern California	220,636	236,377

Total Commercial Loans	$2,489,672	$2,471,225

Construction and Land Loans:
New England	$107,991	$110,682
Northern California	225,537	204,252
South Florida	260,792	256,942
Pacific Northwest	72,014	68,042

Subtotal Construction and Land Loans	666,334	639,918
Southern California	21,477	22,310

Total Construction and Land Loans	$687,811	$662,228

Residential Mortgage Loans:
New England	$1,087,843	$1,077,917
Northern California	211,976	203,644
South Florida	549,601	553,745
Pacific Northwest	23,858	25,237

Total Residential Mortgage Loans	1,873,278	1,860,543
Southern California	29,204	9,126

Total Residential Mortgage Loans	$1,902,482	$1,869,669

Home Equity and Other Consumer Loans:
New England	$87,619	$83,461
Northern California	78,159	75,027
South Florida	209,466	196,142
Pacific Northwest	2,683	2,706

Subtotal Home Equity and Other Consumer Loans	377,927	357,336
Southern California	15,333	13,928

Total Home Equity and Other Consumer Loans	$393,260	$371,264

Subtotal Private Banking Loans	$5,186,575	$5,092,645

Southern California	286,650	281,741

Total Private Banking Loans	$5,473,225	$5,374,386

Boston Private Financial Holdings, Inc. Selected Financial Data (In Thousands, except per share data) (Unaudited)

	December 31, 2008	September 30, 2008
Allowance for Credit Losses:
New England	$26,127	$26,224
Northern California	15,622	14,816
South Florida	25,895	18,731
Southern California	11,597	8,999
Pacific Northwest	14,139	7,311

Total Allowance for Credit Losses:	$93,380	$76,081

Classified Loans (7):
New England	$3,210	$8,466
Northern California	10,875	5,391
South Florida	57,495	56,927
Southern California	14,274	7,083
Pacific Northwest	34,968	18,722

Subtotal Classified Loans	120,822	96,589
Loans Held for Sale (9)	27,219	79,212

Total Classified Loans	$148,041	$175,801

Non-performing Assets:
New England	$6,476	$7,240
Northern California	6,102	726
South Florida	31,803	35,233
Southern California	10,666	1,732
Pacific Northwest	19,248	6,954

Subtotal Non-performing Assets	74,295	51,885
Loans Held for Sale and OREO in Southern California (9)	34,336	70,716

Total Non-performing Assets	$108,631	$122,601

Loans 30-89 days past due:
New England	$6,641	$3,740
Northern California	5,080	350
South Florida	5,072	4,202
Southern California	6,276	6,186
Pacific Northwest	658	918

Subtotal Loans 30-89 Days Past Due	23,727	15,396
Loans Held for Sale (9)	—	9,540

Total Loans 30-89 Days Past Due	$23,727	$24,936

Loans Charged-off, Net for the Three Months Ended:
New England	$1,598	$448
Northern California	394	(3)
South Florida	9	239
Pacific Northwest	1,671	—

Subtotal Loans Charged-off, Net	3,672	684
Southern California	386	163,809

Total Loans Charged-off, Net	$4,058	$164,493

Boston Private Financial Holdings, Inc. Selected Financial Data (In Thousands, except per share data) (Unaudited)

(1)	The Company calculates tangible common equity by adjusting total equity to exclude the equity from the TARP funding of $154 million.
(2)	The Company calculates its cash earnings/(loss) by adjusting net income/(loss) to exclude the amortization of the purchased intangibles (net of tax), the tax benefit on the portion of the purchase price allocated to goodwill, which is deductible over a 15 year life, impairment, certain non-cash share based compensation plans (net of tax), and warrant expense. The tax savings are deferred under GAAP accounting but are included in cash earnings since the tax savings (lower tax payment) will be retained unless the acquired company is sold. The computation of cash earnings per share includes the effect of dividends paid or accrued on Preferred Securities but excludes the accretion of the beneficial conversion feature and the accretion of the Preferred Series C discount. The Company uses certain non-GAAP financial measures, such as Cash Earnings/(Loss), to provide information for investors to effectively analyze financial trends of ongoing business activities.
(3)	Accretion of the beneficial conversion feature and dividends paid on the preferred securities that the Company issued during the third quarter of 2008. In accordance with EITF 98-5 Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversions, the beneficial conversion feature is accounted for as a preferred stock dividend and reduces the income available to common shareholders.
(4)	Accretion of the preferred discount and dividends paid on the preferred securities that the Company issued during the fourth quarter of 2008.
(5)	The diluted EPS computation for the three and twelve months ended December 31, 2008, does not assume: exercise or contingent issuance of options or other dilutive securities; conversion of the convertible trust preferred securities or the two classes of the preferred securities; nor the exercise of the warrants because the results would have been antidilutive.

As a result of the antidilution, the potential common shares excluded from the diluted EPS computation are as follows:

	Three Months Ended	Twelve Months Ended
	December 31, 2008
Potential common shares from the convertible trust preferred securities	3,228,687	3,207,981
Potential common shares from the exercise or contingent issuance of the options or other dilutive securities	1,982,740	1,261,765
Potential common shares from the conversion of the two classes of preferred stock	7,261,091	4,178,913
Potential common shares from the exercise of the warrants	361,496	368,849

In addition, if the effect of the conversion of the trust preferred securities would have been dilutive, interest expense, net of tax, related to the convertible trust preferred securities of $0.7 million and $3.0 million would be added back to net income for diluted EPS computations for the three and twelve months ended December 31, 2008, respectively.

(6)	The concentration of the Private Banking loan data and credit quality is based on the location of the lender.
(7)	Classified loans include loans classified as either substandard, doubtful, or loss.
(8)	Gross impairment expense for the three and twelve months ended December 31, 2008 was $38.8 million and $286.8 million, respectively. Gross impairment expense for the three months ended September 30, 2008 was $209.9 million.
(9)	Loans Held for Sale represents non-strategic loans in Southern California.